EXHIBIT 23.4
CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
We have issued our report dated March 27, 2006, accompanying the consolidated financial statements of Northwest Suburban Bancorp., Inc. and Subsidiaries contained in this Amendment No. 1 to the Registration Statement and Prospectus of Midwest Banc Holdings, Inc. on Form S-4 filed with the Securities and Exchange Commission. We consent to the use of the aforementioned report in the Registration Statement and Prospectus, and to the use of our name as it appears under the caption “Experts”.
/s/GRANT THORNTON LLP
Chicago, Illinois
August 2, 2007